     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY   , 1997

                                                 REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             THE HERTZ CORPORATION
             (Exact name of Registrant as specified in its charter)

                   DELAWARE                                     13-1938568
(State or other jurisdiction of incorporation
                or organization)                   (I.R.S. Employer Identification No.)

              225 BRAE BOULEVARD
      PARK RIDGE, NEW JERSEY 07656-0713
 (Address and zip code of principal executive
                    offices)

                             THE HERTZ CORPORATION
                       LONG-TERM EQUITY COMPENSATION PLAN
                            (Full Title of the Plan)

                            PAUL M. TSCHIRHART, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                               225 BRAE BOULEVARD
                       PARK RIDGE, NEW JERSEY 07656-0713
                    (Name and Address of Agent For Service)

                                  201-307-2000
         (Telephone Number, Including Area Code, of Agent For Service)

================================================================================================
                                CALCULATION OF REGISTRATION FEE
================================================================================================
                                          PROPOSED MAXIMUM   PROPOSED MAXIMUM
  TITLE OF SECURITIES     AMOUNT TO BE   OFFERING PRICE PER      AGGREGATE         AMOUNT OF
    TO BE REGISTERED       REGISTERED         SHARE(1)       OFFERING PRICE(2) REGISTRATION FEE
------------------------------------------------------------------------------------------------
Class A Common Stock
  $.01 par value
  per share             1,150,000 Shares      $33.1875          $30,177,094         $9,145
================================================================================================

(1) Based on the market price of the Class A Common Stock of the registrant on July 28, 1997 in accordance with Rule 457(c) under the Securities Act of 1933.

(2) This amount is the sum of (a) the aggregate option price of 869,500 shares of Class A Common Stock of the registrant subject to options granted under the Long-Term Equity Compensation Plan of the registrant and outstanding on July 28, 1997, with an option price of $24.00, and (b) the assumed aggregate option price of the 280,500 remaining shares of Class A Common Stock being registered, based on the market price of Class A Common Stock of the registrant on July 28, 1997, in accordance with Rule 457(h) under the Securities Act of 1933.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed or to be filed with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

          (a) The registrant's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") which contains, either directly or indirectly by incorporation by reference, audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant's annual report on Form 10-K referred to in (a) above.

          (c) The description of the registrant's Class A Common Stock contained in Registration Statement No. 333-22517, as amended, filed by the registrant under the Securities Act of 1933 (the "Securities Act").

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The registrant's Class A Common Stock is registered under Section 12(b) of the Exchange Act and thus, this item is not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorney's fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

     In accordance with Delaware Law, the Restated Certificate of Incorporation of the registrant provides that no director shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty except for liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the rights of the registrant and its stockholders to recover monetary damages against a director for breach of fiduciary duty as a director including any such breaches resulting from gross negligence.

     Pursuant to underwriting agreements filed as exhibits to registration statements relating to underwritten offerings of securities, the underwriters parties thereto have agreed to indemnify each officer and director of the registrant and each person, if any, who controls the registrant within the meaning of the Securities Act, against certain liabilities, including liabilities under the Securities Act.

     The directors and officers of the Company are covered by directors' and officers' insurance policies relating to Ford Motor Company and its subsidiaries.

     The Restated Certificate of Incorporation of the registrant provides for indemnification of the officers and directors of the registrant to the full extent permitted by applicable law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

 EXHIBIT
  NUMBER                                        DESCRIPTION
----------     ------------------------------------------------------------------------------
      4(a)     Form of The Hertz Corporation Long-Term Equity Compensation Plan Filed as
               Exhibit 10(p) to Amendment No. 2 to the registrant's Registration Statement
               No. 333-22517 and incorporated herein by reference.
   * 23        Consent of Coopers & Lybrand L.L.P.
   * 24        Powers of Attorney.

---------------

*Filed with this Registration Statement

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Borough of Park Ridge, State of New Jersey, on this 31st day of July, 1997.

                                          THE HERTZ CORPORATION

                                          By:   /s/  WILLIAM SIDER
                                            ------------------------------------
                                            William Sider
                                            Title: Executive Vice President and
                                               Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                             TITLE(S)                        DATE
------------------------------------- -------------------------------------    --------------

         /S/  FRANK A. OLSON*         Chairman of the Board, Chief              July 31, 1997
------------------------------------- Executive Officer and Director
          (Frank A. Olson)            (Principal Executive Officer)

         /S/  CRAIG R. KOCH*          President, Chief Operating Officer        July 31, 1997
------------------------------------- and Director
           (Craig R. Koch)

         /S/  WILLIAM SIDER           Executive Vice President, Chief           July 31, 1997
------------------------------------- Financial Officer and Director
           (William Sider)            (Principal Financial Officer)

        /S/  RICHARD J. FOTI          Controller                                July 31, 1997
------------------------------------- (Principal Accounting Officer)
          (Richard J. Foti)

         /S/  JOHN M. DEVINE*         Director                                  July 31, 1997
-------------------------------------
          (John M. Devine)

       /S/  PETER J. PESTILLO*        Director                                  July 31, 1997
-------------------------------------
         (Peter J. Pestillo)

        /S/  LOUIS C. BURNETT*        Director                                  July 31, 1997
-------------------------------------
         (Louis C. Burnett)

        /S/  JOSEPH A. WALKER*        Director                                  July 31, 1997
-------------------------------------
         (Joseph A. Walker)

*By signing his name hereto, William Sider signs this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons.

By:   /s/  WILLIAM SIDER
--------------------------------------
          (Attorney-in-Fact)

                                 EXHIBIT INDEX

 EXHIBIT
  NUMBER                                        DESCRIPTION
----------    --------------------------------------------------------------------------------

      4(a)    Form of The Hertz Corporation Long-Term Equity Compensation Plan Filed as
              Exhibit 10(p) to Amendment No. 2 to the registrant's Registration Statement No.
              333-22517 and incorporated herein by reference.

    *23       Consent of Coopers & Lybrand L.L.P.

    *24       Powers of Attorney

---------------
*Filed herewith.